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                                                                    EXHIBIT 23.1



                          INDEPENDENT AUDITORS' CONSENT



The Board of Directors
The Trust Company of New Jersey:


We consent to incorporation by reference in Amendment No. 2 to the Registration Statement on Form S-4 (No. 333-113407), filed by North Fork Bancorporation, Inc., of our report dated February 25, 2004, relating to the consolidated Statements of Condition of The Trust Company of New Jersey as of December 31, 2003 and 2002, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2003, which report is included in the Current Report on Form 8-K dated March 4, 2004 of North Fork Bancorporation, Inc., incorporated by reference herein, and to the reference to our firm under the heading "Experts" in the proxy statement/prospectus.



                                            KPMG LLP



Short Hills, New Jersey
April 12, 2004